                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated this 29th day of March,
                                                            ----
1996, is between Richard M. Hall, Jr. (hereinafter called "Employee") and Colorado Business Leasing, Inc. (hereinafter called "Employer").

                                    RECITALS
                                    --------

     WHEREAS, Employer is a leasing company; and

     WHEREAS, Employee has certain skills and experience related to the business of Employer; and

     WHEREAS, in order to utilize Employee's skills and promote the business of Employer now and in the future, and to provide opportunity and incentive to Employee, the parties desire to enter into this Agreement on the terms and conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

NOW THEREFORE, in consideration of the mutual premises and covenants herein contained, the sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   Employment. Employer hereby agrees to employ Employee and Employee hereby
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accepts employment from Employer as President of Employer.

2.   Term. Unless sooner terminated in accordance with the provisions of this
     ----
Agreement, the term of this Agreement shall be for a period of five years commencing on January 16, 1996.

3.   Duties. Employee shall devote adequate time and his best efforts to assure
     ------
the efficient operation of the business of Employer and shall serve in the capacity agreed above with the duties usually incident to such position and such reasonable duties and responsibilities as Employer's Board of Directors may request of him from time to time.

4.   Compensation. For all services rendered by Employee under this Agreement,
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Employer shall compensate Employee the following:

     (a) Employee shall receive an annual salary for the fiscal year ending December 31, 1996, of $80,000;

     (b) Employee shall receive a cash bonus in the amount of $15,000 if Employer's net loss for the fiscal year ending December 31, 1996, does not exceed $223,399;

     (c) Employee shall receive reimbursement for his actual costs on an automobile lease which amount shall not exceed $511.64 per month;

     (d) Participation in the incentive plan for lease production developed for the Employer, the terms of which are attached hereto as Exhibit A and incorporated by reference herein; and

     (e) Employee's annual salary for fiscal year 1997 shall be $100,700 as provided in the business plan submitted to and approved by Colorado Business Bankshares, Inc. Any bonus for fiscal year 1997, will be determined by the Board of Directors of Employer based on performance in relation to such business plan. Salary and bonus for subsequent fiscal years shall be determined by the Board of Directors of Employer.

5.   Benefits.
     --------

     (a) Insurance. Medical insurance will be provided for Employee under the medical insurance plan maintained by the Women's Bank, N.A.(the "Bank"), its successors and assigns, for all its full time employees.

     (b) Vacation. Employee shall be entitled to vacation of twenty (20) working days each calendar year, which shall accrue and vest annually as of January 16, five of which vacation days may be carried forward to the subsequent year and none of which will be payable in cash except at termination, at which time all accrued and unused vacation for the year in which termination takes place, up to a maximum of 25 days, will be paid at the Employee's then current salary rate.

     (c) Parking. Employer will pay for Employee's parking in the building in which Employer's principal place of business is located, or as close as reasonably feasible and available.

     (d) Other Benefits. Employee shall be entitled to all other benefits available to employees of the Employer and/or the Bank.

6.   Termination.
     -----------

     (a) At-Will.  Employer may terminate Employee at any time for any reason or
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         no reason.

     (b) By Employee.  Employee may resign his position with Employer for any
         -----------
         reason or no reason by providing Employer with thirty (30) days prior written notice of his intention to do so.

     (c) Change of Control.  In the event that (i) there is a change of control
         -----------------
         (as defined below) of the Bank, of CBB or of Employer, and (ii) Employee's employment is terminated within one (1) year of such change in control, then Employer shall pay Employee a sum equal to Employee's then current annual salary. "Change of Control" shall mean any of the following: the sale of all, or substantially all, of the Bank's or of CBB's assets, or a merger, consolidation, share exchange or other similar transaction to which the Bank or CBB is a party whereby the Bank's or CBB's existing shareholders wind up owning less than 40 percent of the voting stock of the combined entity or the acquirer, as the case may be, or a sale of 50 percent or more of the Bank's share of Employers' capital stock.

     (d) Termination Compensation.  If, during the term of this Agreement,
         ------------------------
         Employer terminates its employment of Employee, except for cause, then, in addition to any other compensation that may be payable to Employee pursuant to this Agreement, Employer will pay the Employee (1) an amount equal to four months of Employee's then current annual salary, divided into eight equal installments payable commencing on the payroll date next scheduled following such termination, and (2) within 15 days following such termination and on each of the seven following scheduled payroll dates, a prorated amount of bonus, if any, that would be payable pursuant to any program then in effect, with such prorated amount being calculated by annualizing the year to date financial information otherwise required to calculate such bonus, determining what the amount of such bonus would be for the entire year, and prorating such amount to reflect the number of days during such year occurring prior to such termination. "For cause" shall mean (a) a material breach of this Agreement by Employee; or (b) as a result of a determination by the Board of Directors of Employer, acting reasonably, that Employee has (i) committed a felony, or (ii) committed any fraudulent act, or (iii) intentionally breached Employee's duty of loyalty to Employer.

7.   Disclosure of Information.  Employee recognizes and acknowledges that
     -------------------------
Employer's trade secrets, confidential information, proprietary information and processes, customer lists, marketing analysis and contracts are valuable, special and unique assets of Employer's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder (the "Trade Secrets"). Trade Secrets shall not include information generally known or used by other leasing companies, and specifically does not include any form of contract and agreement, and other forms of documents relating to those contracts and agreements, in use for the generation and monitoring of lease and loan transactions, nor any personal database which does not detail the customers and terms of any leases or agreements between Employer and said customers, employed by Employee in the course of his employment with Employer. Employee will not, except in the ordinary course of his employment with Employer, during the term of his employment or after termination by Employer, in whole or in part, disclose the Trade Secrets to any person, firm, corporation or other entity (except Employer and other parties to which Employer may have an interest in disclosing such Trade Secrets) under any circumstances during the term of his employment, and after termination. Employee shall consider and treat as Employer's confidential property, all memoranda, papers, letters, formulas, selling and pricing information, customer lists, distribution and trade agreements, internal financial statements and other data, and on the termination of his employment, or on demand of Employer, at any time, to deliver same to Employer.

8.   Notices.  Any notice required or permitted to be given under this Agreement
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shall be sufficient and shall be deemed given when delivered to the addressee if in writing and if hand delivered or sent by Certified Mail or reputable overnight courier to the address of Employee or the principal office of Employer as set forth above.

9.   Further Instruments.  The parties shall execute and deliver any and all
     -------------------
other instruments and shall take any and all other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

10.  Severability.  If any provision of this Agreement shall be held, declared
     ------------
or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not effect adversely any other provisions of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

11.  Waiver of Breach.  All the rights and remedies of either party under this
     ----------------
Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

12.  Assignment.  The rights and obligations of Employer under this Agreement
     ----------
shall inure to the benefit of and be binding upon the successors and assigns of Employer. This Agreement is a personal service contract, and this Agreement and the rights and obligations of Employee hereunder may not be transferred or assigned by Employee (including by will or by operation of law) without the prior written consent of Employer.

13.  General Provisions. This Agreement shall be construed and enforced in
     ------------------
accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performance by each party. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to this subject matter. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.


                                 EMPLOYER:
                                 COLORADO BUSINESS LEASING, INC.


                                 -----------------------------------------------
                                 By:       /s/   Richard M. Hall, Jr.
                                     -------------------------------------------
                                 Its:         President
                                       -----------------------------------------


                                 EMPLOYEE:


                                           /s/ Richard M. Hall, Jr.
                                 -----------------------------------------------

ACKNOWLEDGED AND APPROVED THIS 29TH DAY OF MARCH, 1996:
                               ----

COLORADO BUSINESS BANKSHARES, INC.

By:            /s/ Jonathan C. Lorenz
   ------------------------------------------------
     Jonathan C. Lorenz, President

--------------------------------------------------------------------------------
COLORADO BUSINESS LEASING, INC.
--------------------------------------------------------------------------------

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SECTION: INCENTIVE PLAN - LEASE ORIGINATION
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PURPOSE OF PLAN
---------------

The purpose of the Incentive Plan is to compensate the staff of Colorado Business Leasing, Inc. for the generation of new lease and loan business that achieves specific targets for quality and rate of return. Incentive compensation will be paid in addition to normal salary and will be shared as outlined in this document by all CBL staff.

COMPENSATION YEAR
-----------------

The Incentive Compensation plan will operate on a calendar year basis from January 1 through December 31. This plan is effective January 1, 1996.

COMPUTATION OF INCENTIVE COMPENSATION
-------------------------------------

Incentive compensation will be paid on all transactions which meet Colorado Business Leasing, Inc.'s credit risk profile and target yield. The incentive will be paid out at a rate of four tenths of one percent (0.4 %) of the transaction amount for all transactions which meet the criteria noted above.

The incentive is designed to compensate employees and managers for developing high quality and profitable relationships for CBL. Since each member of the CBL team has an important role within the successful operation of the company, each person will be incented to assure achievement of sales and profitability goals. Each staff member will share in every sales incentive payment as detailed herein.

PAYMENTS UNDER THE PLAN
-----------------------

All payments shall be made on a quarterly basis following the closing and review of transactions for compliance with specified criteria. Payments will be made through the normal payroll process concurrently with the nearest pay period following the approval of the quarterly incentive compensation payment.

The total quarterly incentive plan will be shared among all active employees in accordance with the following schedule:


     Employee responsible for sale of the transaction:            40%
     Documentation Staff                                          20%
     Credit Staff                                                 20%
     Clerical Staff                                               10%
     President                                                    10%

In instances where there are more than one person in an incentified group, the area manager will recommend an appropriate division of the incentive pool for the group. The President of CBL will be responsible for final approval of all payments under the incentive plan, and will submit the approved amounts, by individual, for payment.

TERMINATION OF EMPLOYMENT
-------------------------

In the event of termination of employment, only transactions completed through the most recently ended calendar quarter will be considered for incentive payment. Transactions in process during the calendar quarter of termination will not be included in any compensation calculation.

ADMINISTRATION OF THE PLAN
--------------------------

The senior management of Colorado Business Leasing, Inc. will be responsible for monitoring and administering the plan in accordance with its terms.



This plan is not an employment contract and is subject to review, alteration or cancellation by senior management or the Board of Directors at any time. In the event of termination of employment, this plan will be automatically terminated and compensation will be paid in accordance with the "Termination of Employment" paragraph, above.

Colorado Business Leasing, Inc.

By: _______________________________     Date: _______________________________


Plan Participant

____________________________________
Name _______________________________    Date: _______________________________